UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 8, 2006

NACCO Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9172	34-61505819

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 Landerbrook Drive Cleveland, Ohio	44124-4017

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (440) 449-9600

N/A

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On August 8, 2006, the Compensation Committee of The North American Coal Corporation (“NA Coal”), a wholly owned subsidiary of NACCO Industries, Inc., adopted (1) Amendment No. 1 to The North American Coal Corporation Value Appreciation Plan For Years 2000 to 2009 (As Amended and Restated as of January 1, 2005) (“Amendment No. 1 to Old VAP”) and (2) The North American Coal Corporation Value Appreciation Plan For Years 2006 to 2015 (Effective as of January 1, 2006) (the “New VAP”).
     Amendment No. 1 to Old VAP freezes The North American Coal Corporation Value Appreciation Plan For Years 2000 to 2009 (As Amended and Restated as of January 1, 2005) (the “Old VAP”) as of January 1, 2006 and rescinds the target awards that were granted thereunder for the 2006 calendar year. While no new awards will be granted under the Old VAP, outstanding awards will continue to be subject to the terms of the Old VAP. As such, the value of the awards will remain credited to participants’ accounts and will be credited with interest based upon the average monthly rate of ten-year U.S. Treasury Bonds. The accounts will be paid at the earlier of December 31, 2009, the date of termination of employment on account of death, disability or retirement or in the event of an unforeseeable emergency.
     The Compensation Committee of the Board of Directors of NA Coal (the “Compensation Committee”) adopted the New VAP as a replacement for the Old VAP. The New VAP is substantially similar to the Old VAP. Employees of NA Coal and its subsidiaries, who, in the judgment of the Compensation Committee occupy officer or key management positions, are eligible to participate in the New VAP.
     In addition to adopting the New VAP, the Compensation Committee established performance criteria for the ten-year term of the New VAP. For the years 2006 to 2015, participants are eligible to earn a target long-term incentive award during each annual award term. Final awards for participants under the New VAP are based on the participants’ target awards measured against the following performance criteria for the ten-year term of the New VAP:
•	net income of current projects; and

•	net income of new projects.
     Amendment No. 1 to Old VAP and the New VAP are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are hereby incorporated herein by reference. The foregoing summary of Amendment No. 1 to Old VAP and the New VAP is qualified in its entirety by reference to the full text of Amendment No. 1 to Old VAP and the New VAP, which are attached hereto as Exhibits 10. 1 and 10.2, respectively.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Amendment No. 1 to The North American Coal Corporation Value Appreciation Plan For Years 2000 to 2009 (As Amended and Restated as of January 1, 2005)

10.2	The North American Coal Corporation Value Appreciation Plan For Years 2006 to 2015 (Effective as of January 1, 2006)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NACCO INDUSTRIES, INC.
	By:	/s/ Charles A. Bittenbender Name: Charles A. Bittenbender Title: Vice President, General Counsel and Secretary
Date: August 14, 2006

Exhibit Index

Exhibit No.	Exhibit Description

10.1	Amendment No. 1 to The North American Coal Corporation Value Appreciation Plan For Years 2000 to 2009 (As Amended and Restated as of January 1, 2005)

10.2	The North American Coal Corporation Value Appreciation Plan For Years 2006 to 2015 (Effective as of January 1, 2006)

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